Exhibit 8.1
February 2, 2011
Buckeye Partners, L.P.
One Greenway Plaza, Suite 600
Houston, Texas 77046
Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 No. 333-170569 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling unitholders named therein of limited partnership units representing limited partner interests in the Partnership pursuant to a Prospectus dated December 10, 2010 (the “Prospectus”) and a Prospectus Supplement dated January 28, 2011 (the “Prospectus Supplement”). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the captions “Material U.S. Federal Income Tax Consequences” in the Prospectus and “Tax Considerations” in the Prospectus Supplement.
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).
     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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